EMPLOYMENT AGREEMENT

            AGREEMENT made this 1st day of November, 1996, by and between U.S. Opportunity Search, Inc., a Delaware Corporation (the "Company"), and Gregory Volok (the "Employee").


            WHEREAS, the Company and Princeton PMC, Inc. ("PMC"), the Employee's present employer, are parties to a consultant agreement dated March 12, 1996 (the "Consultant Agreement"), and they have agreed to terminate the Consultant Agreement as of the date hereof; and


            WHEREAS, the Company desires to employ the Employee as its most senior executive officer other than the President of the Company, and the Employee is willing to be employed, upon the terms and conditions herein set forth;


            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

            1.    Positions and Responsibilities.

                  1.1 The Company shall employ the Employee, and the Employee shall accept employment, as its Executive Vice-President, namely, the most senior executive officer of the Company other than the President of the Company. The Employee shall have overall responsibility for the operations of the Company and power and authority over all employees other than the President of the Company. The Employee shall report directly to the President and the Board of Directors of the Company (the "Board") and shall perform such duties commensurate with his position as Executive Vice-President of the Company and the responsibilities set forth above as the President and the Board shall direct. The Employee shall hold such positions with the Company's subsidiaries, if any, to which, from time to time, he may be elected or appointed during the
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term of this Agreement. As used hereinafter, unless the context otherwise requires, the term "Company" shall mean the Company and its subsidiaries.

                  1.2 The Employee shall devote his best efforts, and all of his business time, to the business and affairs of the Company and to the promotion of its interests.

                  1.3 The Company shall use its best efforts to cause the Employee to be elected to the Board, but both parties recognize that nominations and elections to the Board are decisions to be made by the stockholders or the Board, as the case may be, and not by the Company.

            2. Term of Employment.

                  2.1 The term of employment hereunder shall be five (5) years, commencing on the date hereof (the "Term"), unless sooner terminated as provided in this Agreement.

                  2.2 Notwithstanding the provisions of Section 2.1 hereof, the Company shall have the right, on written notice to the Employee, to terminate the Employee's employment for Cause, such termination to be effective as of the date on which notice is given or as of such later date as may be otherwise specified in the notice; provided, however, that the Company shall give the Employee an opportunity to cure such Cause, if it is curable, on seven (7) days written notice.

                  2.3 For purposes of this Agreement, the term "Cause" shall mean any of the following actions by the Employee: (a) failure to comply with any of the material terms of this Agreement; (b) engagement in grossly negligent or willful misconduct injurious to the Company; (c)


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dishonesty or disloyalty to the Company; or (d) the Employee's conviction of a felony or the Employee's plea of nolo contendere to a felony.

            3. Compensation.

                  3.1 Subject to Section 3.2 hereof, the Employee shall receive a salary at the rate of $120,000 per annum from the Company, payable in installments of $10,000 at the end of each month. In addition, the Employee shall be entitled to (a) medical and dental benefits at the same level as he presently receives at his current employment, i.e., Pennsylvania Blue Cross and Blue Shield - Personal Choice No. 5 and Delta Dental; and (b) the use of an automobile owned or leased by the Company.

                  3.2 If and when the Board determines that the Employee's performance equals or exceeds the Company's expectations and adds value to the Company, as measured by the Company's net profits and other relevant criteria, the Board shall grant the Employee incentive stock options under the Company's stock option plan, the number of options and the terms thereof to be in the Board's sole discretion.

                  3.3 The Employee shall be entitled to reimbursement for direct out-of-pocket expenses (such as, for example, travel expenses, including coach airfare, and moderately priced hotels) incurred by the Employee in performing services for the Company by presenting to the Company receipts, vouchers or other evidence of such expenses.

            4.  Death; Incapacity.

                  4.1 If, during the Term, because of illness or other incapacity, the Employee shall fail for a period of sixty (60) consecutive days to render the services contemplated hereunder, then the Company, at its option, may


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terminate this Agreement by written notice to the Employee as hereinafter provided. In the event of such termination, the Employee shall no longer be entitled to his then current salary, but for a period of ninety (90) days after such termination and, to the extent permitted by any applicable employee benefit arrangement or plan (or otherwise required by law), the Company shall permit the Employee to continue to participate for such period in any employee benefit arrangement or Plan in which he is participating at the time of such termination.

                  4.2 If the Employee dies during the Term, his employment shall terminate effective as of the date of death.

            5. Employee Not To Use Certain Information. The Employee has advised the Company that he is subject to certain agreements or restrictions as follows:
(a) an agreement with Dentsply International ("Dentsply"), dated November 1, 1980; (b) a Dentsply International, Inc., Corporate Finance Manual of Policy and Procedure effective May 1983; (c) A Dentsply Equipment Division Memorandum, dated August 2, 1990 entitled "Conflict of Interest" and attachments; and (d) a revised Conflict of Interest Memorandum dated June 14, 1991 (collectively referred to as the "Dentsply Restrictions"). The Employee has further advised the Company that none of the restrictions or limitations on his activities in the Dentsply Restrictions apply to any rights, responsibilities, duties or obligations of the Employee under this Agreement, and the Employee agrees and warrants that he will not violate any of the restrictions or limitations contained in the Dentsply Restrictions in performing his duties or obligations under this Agreement, nor will the Employee use in such employment any of Dentsply's unpublished, confidential, proprietary or secret information.

            6.  Other Activities During Employment.


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                  6.1 Except for his employment by the Company, the Employee shall not during the Term undertake or engage in any other employment, occupation or business enterprise to which the Employee devotes any time; provided, however, that the foregoing shall not be deemed to prohibit the Employee from investing in securities of any other company engaged in a business which does not compete, directly or indirectly, with the Company so long as such investment holdings do not, in the aggregate, constitute more than 90% of such other company's securities.

                  6.2 During the Term, neither the Employee nor any entity in which he may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, lender of money or guarantor, shall be engaged directly or indirectly in any business competitive with that of the Company or any subsidiary of the Company (whether or not the Employee renders service to such subsidiary); provided, however, that the foregoing shall not be deemed to prohibit the Employee from investing in securities of any other company engaged in a business which does not compete, directly or indirectly, with the Company, so long as such investment holdings do not, in the aggregate, constitute more than 90% of such other company's securities.

                  6.3 The Employee shall not at any time during the Term or after the termination hereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined). Any records of Confidential Information prepared by the Employee or which come into the Employee's possession during the Term are and shall remain the property of the Company and upon termination of the Employee's employment all such records and copies thereof shall be either left with or returned to the Company.

                  6.4 The term "Confidential Information" shall mean information disclosed to the Employee or known, learned, created or observed by him as a consequence of or


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through his employment by the Company, not generally known in the relevant trade or industry, about the Company's business activities, services and processes, including but not limited to information concerning advertising, sales promotion, publicity, sales data, research, printed matter, photographs, films, reproductions, layout, finances, accounting, methods, processes, trade secrets, business plans, client or supplier lists and records, potential client or supplier lists, and client or supplier billing.

            7.  Post Employment Activities.

                  7.1 For a period of eighteen (18) months after termination of his employment hereunder, regardless of the reason for such termination, neither the Employee nor any entity in which he may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, lender or guarantor, shall be engaged directly or indirectly in any business which is competitive with the Company or any subsidiary of the Company (whether or not the Employee renders service to such subsidiary); provided, however, that the foregoing shall not be deemed to prevent the Employee from investing in securities of any other company having a class of securities which is publicly traded, so long as such investment holdings do not, in the aggregate, constitute more than 5% of any class of such other company's securities.

                  7.2 The Employee acknowledges that he has been employed for his special talents and that his leaving the employ of the Company would seriously hamper the business of the Company. In addition to all remedies permitted by law or in equity and without limiting any injunctive or other relief to which the Company may be entitled in respect of any obligation of the Employee, the Company shall be entitled to injunctive relief to enforce the provisions of Sections 5 and 6 hereof.


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                  7.3 The Employee will not, during the period of eighteen (18)
months after termination of his employment, regardless of the reason for such termination, either in the Employee's individual capacity or as agent for another, hire or offer to hire or entice away any person who has been an officer, employee, or agent of the Company at any time during the immediately preceding year or in any other manner persuade or attempt to persuade any of such persons to discontinue their relationship with the Company or any of its subsidiaries nor divert or attempt to divert from the Company or any of its subsidiaries any business whatsoever by influencing or attempting to influence any customer or supplier of the Company or any of its subsidiaries to diminish or discontinue its business with the Company or such subsidiary.

            8. Assignment. This Agreement shall not be assignable by the Company except (i) to a corporation or other entity controlling, controlled by or under common control with the Company or (ii) to a successor to all or substantially all of the business of the Company. This Agreement shall inure to the benefit of and be binding upon the Company, its permitted successors and permitted assigns, and upon the Employee and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Employee.

            9. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Section 7 hereof.

            10. Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

            11. Indemnification.


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                  11.1 The Company agrees to defend, indemnify and hold harmless the Employee with respect to matters arising in connection with his employment by the Company or his services as a director of the Company to the fullest extent permitted by the Delaware General Corporation Law or, in the case of subsidiaries of the Company, the corporation law of the applicable jurisdiction of incorporation.

                  11.2 The Employee agrees to defend, indemnify and hold harmless the Company with respect to any liability, damages or claim against the Company that may arise as a result of any breach of any of the Employee's agreements and warranties contained in Sections 5, 6 and 7 hereof, including payment of all attorneys' fees and costs and expenses arising from any claim against the Company concerning the subject matters of such agreements and warranties; provided, however, that the Company shall be responsible for 30% of its own attorneys' fees so incurred.

            12. Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing so as to be enforceable to the extent compatible with the applicable law as in effect at the time.

            13. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:


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            To the Company:   44 Kean Road
                              Short Hills, N.J. 07078

            To the Employee:  172 Laurie Lane
                              Philadelphia, PA  19115

provided, however, that any notice of change of address shall be effective only upon receipt.

            14. Waivers. Either party may waive compliance with or breach of any provision of this Agreement, and, in such event, such party shall not thereby be deemed to have waived any other breach of any other provision of this Agreement.

            15. Complete Agreement; Amendments. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

            16. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of law.

            17. Submission To Jurisdiction. In the event any of the parties hereto shall commence any legal proceeding with respect to this Agreement, each of them agrees to submit themselves to the jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey for the resolution of any dispute in connection with or arising out of this Agreement and the transactions contemplated hereunder.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                              MILESTONE SCIENTIFIC INC.



                              By: /S/ Leonard Osser
                                  -----------------------------------
                                    Name:  Leonard Osser
                                    Title: President




                              /S/ Gregory Volok
                              ---------------------------------------
                                Gregory Volok


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